Exhibit 23.2(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated March 5, 2007, relating to the financial statements of Victoria Bay Asset Management, LLC and subsidiaries as of and for the year ended December 31, 2006, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
November 5, 2007